PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT made this 6th day of December, 1995, by and between CHARLIE FALK'S AUTO WHOLESALE, INCORPORATED (hereinafter referred to as "CFAW"), a Virginia corporation, and AUTOINFO FINANCE OF VIRGINIA, INC., a Virginia corporation (hereinafter referred to as "AI FINANCE").

                                   WITNESSETH:

     WHEREAS, CFAW is in the business of selling automobiles and other vehicles (collectively, the "Vehicles") to retail customers; and

     WHEREAS, AI FINANCE is in the business of purchasing retail installment contracts secured by Vehicles; and

     WHEREAS, CFAW desires to offer to sell to AI FINANCE, upon the terms and conditions set forth in this Agreement, retail installment sale contracts, security agreements, chattel mortgages and/or other such title retention and lien instruments (hereinafter collectively referred to as "Contracts" or, singularly, as a "Contract") which relate to the sale by CFAW at retail of Vehicles; and

     WHEREAS, AI FINANCE desires to purchase from time to time certain of the Contracts acceptable to it in its sole discretion as set forth in this Agreement; and

     WHEREAS, CFAW and AI FINANCE wish to set forth the terms and conditions upon which CFAW will offer and sell certain of the Contracts and AI FINANCE will purchase certain of the Contracts, all as set forth herein.

     NOW, THEREFORE, it is hereby agreed as follows:

          1. Term. The term of this Agreement shall be for a period of ten (10) years commencing on the date first written above (the "Term").

          2. Fee. In consideration for CFAW entering into this Agreement AI Finance shall pay to CFAW on the date hereof the sum of One Million Five Hundred Thousand ($1,500,000) Dollars.

          3. Obligation to Offer Contracts to AI FINANCE. During the Term of this Agreement, CFAW shall exclusively offer at least ninety (90%) percent of the

Contracts it enters into or acquires to AI FINANCE for purchase. CFAW shall provide AI FINANCE with all reasonable documentation necessary for AI FINANCE to evaluate each such Contract in accordance with the "Credit Criteria" annexed hereto as Exhibit A (the "Credit Criteria"). In the event that AI FINANCE elects not to purchase any Contract, CFAW shall have the right to offer such Contract for purchase by third parties; provided, however, that AI FINANCE shall have a right of first refusal to purchase any such Contract it previously elected not to purchase, on the same terms and conditions that a third party has proposed to purchase such Contract, upon two (2) business days notice to it in writing of CFAW's intent to sell such Contract. CFAW shall provide AI FINANCE with a copy of its monthly sales log, in arrears, on or before the fifteenth day of each month during the Term.

          4. Obligation of AI FINANCE. AI FINANCE shall consider and evaluate each Contract presented to it by CFAW in a commercially reasonable manner consistent with past practice, and AI FINANCE shall advise CFAW within two (2) business days from its receipt of all reasonable documentation necessary to evaluate a Contract whether it elects to purchase such Contract. AI FINANCE shall purchase at least eighty-five (85%) percent of the Contracts presented by CFAW which are in strict compliance with the Credit Criteria (a "Conforming Contract"). AI FINANCE shall provide CFAW with an aging report of Down-Payment Notes (as herein defined) on the first and fifteenth day of each month during the Term.

          5. Terms of Purchase.

          (a) Upon the acceptance by AI FINANCE of a Contract, CFAW shall sell, transfer and assign to AI FINANCE all of its rights, title and interest in and to such Contract together with any notes, guarantees, security agreements, chattel mortgages and other instruments associated with the Contract, all moneys due under the Contract and all of CFAW's rights and remedies under or in connection with the Contract. The assignment and transfer hereunder shall not constitute an assignment of CFAW's obligations as a seller of the automobiles.

          (b) The Purchase Price for each Contract purchasable by AI FINANCE hereunder shall be the lesser of (i) the sum of (a) eighty (80%) percent of the face value of such Contract after deducting any fees charged for taxes, title and transfer (the

"TTT Charges") and (b) 100% of the TTT Charges; or (ii) the sum of (a) five hundred fifty-two ($552.00) dollars above the clean wholesale Black Book value of the Vehicle underlying the Contract and (b) 100% of the amount paid for a CFAW warranty product on the Vehicle, if any. The face value of the Contract may include warranty products included in the Contract based upon a schedule of retail prices for such products to be agreed upon by the parties hereto on a periodic basis (the present retail price for the CFAW warranty is $690.00); provided, however that the value of the CFAW warranty shall be excluded from the Purchase Price under (i) and (ii) above if, in AI FINANCE's reasonable opinion, CFAW is not providing adequate warranty service. All conveyances of the Contracts and Documents (as herein defined), as contemplated herein, shall be effective upon payment of the Purchase Price.

          (c) In the event that AI FINANCE purchases a Contract for which a down-payment was tendered in the form of a promissory note (a "Down-Payment Note"), then AI FINANCE shall, in addition to purchasing the Contract, purchase the Down-Payment Note for eighty (80%) percent of its face value. CFAW may never hold any commercial paper or other debt instruments of any nature whatsoever (including but not limited to warranty and TTT notes) on a Vehicle with respect to which AI FINANCE purchased the Contract. No Down-Payment Note which CFAW enters into shall (a) be for a term greater than ninety (90) days; (b) be in a principal amount greater than $1,000.00; or (c) bear interest. All late fees and other charges due pursuant to a Down-Payment Note transaction shall be due to and for the benefit of AI FINANCE.

     6. Purchase Documentation. The Contracts purchased by AI FINANCE shall be evidenced by the documents (the "Documents") set forth in Exhibit B attached hereto. The Documents shall be executed and delivered and otherwise be in form and content satisfactory to AI FINANCE and CFAW. The assignment and conveyance of the Contracts shall be in the form of Exhibit C attached hereto.

     7. Repurchase Obligations of CFAW. All Conforming Contracts purchased by AI FINANCE hereunder, or purchased by Falk Finance Company, Inc. ("FFC") prior to the date hereof, shall be subject to a full repurchase obligation by CFAW (the "Repurchase Obligation") at all times prior the payment by the borrower of ten (10%) percent of the cash price of the Vehicle (as set forth on line 1 of the Buyer Sheet) (i.e., if a ten (10%) percent cash down-payment is made, there shall be no Repurchase Obligations pursuant to thisParagraph, but if less than ten (10%) percent is tendered as a down-payment in either (i) cash, (ii) actual cash value of a trade-in, or (iii) as a result of payments made pursuant to Down-Payment Notes, then the Contract shall be subject to the Repurchase Obligation until the full ten (10%) percent has been actually paid). Pursuant to its Repurchase Obligation, CFAW shall repurchase each and every Contract subject thereto for a price equal to one hundred (100%) percent of the outstanding principal balance due pursuant to (a) the Contract, and (b) the Down-Payment Note, if applicable; plus eighty (80%) percent of the prorated portion of any warranty product included in such Contract (collectively, the "Repurchase Price"); provided, however, that the Repurchase Price shall never exceed the amount originally paid to CFAW by AI FINANCE (or FFC) in connection with such Contract. All Contracts subject to the Repurchase Obligation shall be repurchased for cash by CFAW immediately upon presentation of the transfer documentation set forth on Exhibit D hereto by AI FINANCE and physical receipt of the Vehicle underlying the Contract, following a default under such Contract. For the purposes of this Agreement "actual cash value" shall mean the amount actually realizable upon the disposition of a Vehicle. From and after the date hereof, the Repurchase Obligation with respect to any Contract shall be evidenced by CFAW's acknowledgment thereof on the Contract.

     8. Recourse Obligations of CFAW. All Contracts purchased by AI FINANCE which do not strictly conform to the Credit Criteria (a "Non-Conforming Contract") shall be full recourse to CFAW during any period in which an outstanding balance remains due and owing under such Contract (a "Recourse Obligation"). Additionally, CFAW acknowledges that certain Contracts purchased by FFC prior to the date hereof are recourse to CFAW as evidenced by CFAW's acknowledgment thereof on such Contracts. Pursuant to its Recourse Obligation, CFAW shall, upon a default under each such Contract subject thereto, pay to AI FINANCE an amount equal to one hundred (100%) percent of the outstanding principal balance due pursuant to (a) the Contract, and (b) the Down-Payment Note, if applicable, plus eighty (80%) percent of the prorated portion of any warranty product included in such Contract (collectively, the "Recourse Amount"); provided, however, that the Recourse Amount shall never exceed the amount originally paid to CFAW by AI FINANCE (or FFC) in connection with such Contract. The payment of a Recourse Amount shall be made in cash by CFAW immediately upon presentation of the transfer documentation set forth on Exhibit D hereto by AI FINANCE, following a default under such Contract. If AI FINANCE is willing to purchase a Non-Conforming Contract pursuant to the provisions of this Paragraph it shall advise CFAW thereof. In such event CFAW may either (a) accept the recourse nature of the transaction, or (b) withdraw the Contract for purchase consideration by AI FINANCE and offer it to unaffiliated third parties for purchase; provided, however, that AI FINANCE shall have a right of first refusal to purchase any such Contract on the same terms and conditions that a third party has proposed to purchase such Contract, upon two (2) business days notice to it in writing of CFAW's intent to sell such Contract. From and after the date hereof, CFAW's recourse obligation with respect to a Contract purchased shall be evidenced by CFAW's acknowledgment thereof on the face of the Contract.

     9. Remarketing Services. AI FINANCE may offer to CFAW the option to purchase any Vehicle repossessed by AI FINANCE which relates to a Contract purchased by FFC or AI FINANCE. Upon repossession, AI FINANCE shall make the repossessed Vehicle available to CFAW for inspection. CFAW shall have seven (7) business days in which to advise AI FINANCE whether it elects to purchase such Vehicle. If CFAW elects not to purchase the Vehicle, and such Vehicle is stored on a CFAW lot, then AI FINANCE shall have seven (7) business days to remove the


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

Vehicle from CFAW's lot, during which time it shall be stored without charge. In the event CFAW elects to purchase the Vehicle, it shall pay to AI FINANCE for each Vehicle purchased by it one hundred (100%) percent of the average wholesale Black Book value, mileage adjusted, as of the date of repossession. Such payment shall be made on the earlier of (i) the date the Vehicle is actually sold, or
(ii) the seventy-fifth (75th) day following CFAW's acceptance of the Vehicle for purchase. Each of AI FINANCE and CFAW acknowledge that as the date hereof there is an inventory of automobiles of AI FINANCE (or FFC) which are located on CFAW lots. CFAW shall have ten (10) business days from the date of this Agreement in which to advise AI FINANCE whether it elects to purchase each such Vehicle. If CFAW elects not to purchase any such Vehicle, and such Vehicle is stored on a CFAW lot, then AI FINANCE shall have ten (10) business days to remove the Vehicle from CFAW's lot, during which time it shall be stored without charge. With respect to each Vehicle CFAW elects to purchase, it shall pay to AI FINANCE with respect to such Vehicle one hundred (100%) percent of the average wholesale November 1995 Black Book value, mileage adjusted. Such payment shall be made on the earlier of (i) the date the Vehicle is actually sold, or (ii) the one-hundred twentieth (120th) day following CFAW's acceptance of the Vehicle for purchase. CFAW shall provide AI Finance on a weekly basis during the Term hereof with a list reflecting all Vehicles held by CFAW for resale.

     In the event that AI FINANCE elects to have CFAW sell for AI FINANCE a vehicle at the CFAW auction, then AI FINANCE shall pay to CFAW $120.00 in connection with the storage of such vehicle. In the event that AI FINANCE elects to have CFAW sell a Vehicle for AI FINANACE at an auction other then the CFAW auction then AI FINANCE shall pay to CFAW ten (10%) percent of the strike price at such auction as a handling and commission fee, plus $25.00 for local transportation of the Vehicle. No other fees or amounts shall be due from AI FINANCE to CFAW (or any affiliated party) in connection with the remarketing of Vehicles.

     10. Collection Agent. CFAW shall during the Term hereof, upon the reasonable request of AI FINANCE, without charge, accept payments on AI FINANCE's behalf on account of Contracts purchased hereunder or purchased by FFC. AI FINANCE shall provide CFAW with all forms, logs and other documentation necessary to perform this service. CFAW's sole obligation shall be to accept such payments and use reasonable commercial efforts to safeguard the payments until they are collected daily by AI FINANCE. Except upon written instruction for AI FINANCE, CFAW shall not deposit any such payments.

     11. Modification of Credit Criteria. AI FINANCE shall have the right, from time to time during the Term, upon written notice to CFAW, to reasonably amend the Credit Criteria if AI FINANCE's first lien loss ratio exceeds 22.39%.

     12. Representations of CFAW. CFAW represents and warrants to AI FINANCE as follows:

          (a) CFAW is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and is duly qualified to carry on its business as it is now conducted.

          (b) The execution, delivery and performance of this Agreement and all documents related thereto by CFAW and the consummation of the transactions contemplated herein have been duly and validly authorized by CFAW.

          (c) This Agreement is a valid, binding and enforceable obligation of CFAW enforceable against CFAW in accordance with its terms except to the extent such enforceability may be limited by applicable bankruptcy or insolvency laws, or creditor rights generally. The consummation of the transaction contemplated by this Agreement will not result in a breach of any term or provision of the Articles of Incorporation or Bylaws of CFAW or result in the breach of any term or provision of, or conflict with or constitute an event of default under, any agreement, document or instrument to which CFAW or its property is subject. The execution and delivery of this Agreement and the performance of the transaction contemplated by this Agreement will not result in the violation of any law, rule, regulation, order, judgment or decree to which CFAW or its property is subject.

          (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of CFAW, threatened against or affecting CFAW before any court, arbitrator or administrator of a government body which would or may result in any material adverse change in the business, properties or condition of CFAW, or which might otherwise affect the collectibility of any of the Contracts or the Documents.

          (e) With regard to each Contract sold hereunder, the Contract, including the related Documents, is, and will be, legal, valid, binding and enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability) and is and will remain free of all claims, counterclaims, disputes and offsets; the Contract and related Documents delivered to AI FINANCE will contain the entire agreement of the parties thereto; to the best of CFAW's knowledge, the Contract and the property and/or services therein described will comply with all applicable laws and regulations; AI FINANCE's security interest in the property specified in the Contract will be a duly perfected, valid and enforceable first priority security interest in such property; and the insurance covering the property specified in the Contract is, and will be, in full force and effect.

          (f) CFAW has full title and right to sell and assign the Contracts and Documents and such Contracts and Documents are, and will be, conveyed free and clear of all liens and encumbrances whatsoever.


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

     13. Indemnification. CFAW will indemnify, defend and hold harmless AI FINANCE from any and all losses (including, without limitation, inability to collect the amount outstanding under any contract), damages, costs, fines and expenses, including reasonably attorneys' fees arising out of whether incurred in connection with third party claims and defenses or in connection with enforcing this Agreement),arising out of (i) any claim, defense, counterclaim, dispute, action or proceeding brought or alleged on account of any warranty, express or implied, agreement or undertaking either made or alleged to have been made by CFAW or any other person or firm in connection with the sale, servicing or repair of the subject matter of any Contract, or (ii) any failure (whether or not known to CFAW) of any Contract or the property or services therein described to comply with all applicable laws ad regulations; and (iii) any breach of any agreement, representation or warranty made by CFAW herein or in the form of Assignment attached hereto in Exhibit C. The indemnification provided for herein shall not be limited to the outstanding balance under the Contracts, but shall include all losses, damages, costs, fines and expenses incurred by AI FINANCE and shall be entitled to assume the defense of any claim for which indemnification is provided under this Agreement, using counsel selected by CFAW and approved by AI FINANCE, which approval shall not be unreasonably withheld. These indemnification rights shall be in addition to all other rights and remedies under this Agreement including without limitation any right of AI FINANCE to require that CFAW repurchase a Contract.

     14. Covenant Relaxation Provisions. In the event AI FINANCE fails to purchase eighty-five (85%) percent of the Conforming Contracts offered to it in any calendar month during the Term hereof, and fails to purchase eighty-five
(85%) of the Conforming Contracts in each of the following two (2) calendar months (a "AI FINANCE Non-Performance Event"), then the covenant not to compete (the "Covenant") contained in the Asset Purchase Agreement of even date herewith between, inter alia, AI FINANCE and FFC (the "Asset Purchase Agreement") shall be modified and reformed as follows. If the AI FINANCE Non-Performance Event occurs during a period when Charles E. Falk, Sr. is a guarantor of the "Finova Debt" (as defined in the Asset Purchase Agreement) (the "Guarantee Obligation") then the Covenant shall terminate with respect to Charles E. Falk, Sr., Charles
E. Falk, Jr., and any entity controlled by either of them (collectively, a "Related Party"). If the AI FINANCE Non-Performance Event occurs during the first five (5) years of the Term hereof and the Guarantee Obligation has ceased, then the Covenant shall be modified to permit CFAW to offer Conforming Contracts to a Related Party without first offering such Contracts to AI FINANCE as required pursuant to the terms of this Agreement (provided, however, that all other provisions of the Covenant shall continue in full force and effect except to the extent necessary to permit the foregoing). If the AI FINANCE Non-Performing Event occurs after the fifth year of the Term hereof, then the Covenant shall terminate with respect to any Related Party.

     15. Set-Off. AI FINANCE shall have the right to set-off against the purchase price of any Contract any amounts then due and owing from CFAW to AI FINANCE


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

hereunder. Notwithstanding the foregoing, prior to setting off any amount due to it, AI Finance shall request in writing from CFAW any amount then due and owing to AI Finance, which shall be paid by CFAW within five (5) days of such notice. AI Finance shall have the absolute right to withhold payment to CFAW on account of any Contract as long as CFAW owes AI FINANCE any amounts hereunder.

     16. Miscellaneous. (a) This Agreement and the Exhibits referred to herein constitute the entire Agreement between the parties with respect to the subject matter hereof, and all prior understandings, whether written or oral, with respect to such subject matter are superseded by this Agreement. No modification or variation of this Agreement shall be deemed valid unless made in writing and signed by both CFAW and AI FINANCE. The terms of this Agreement shall control in the event of any inconsistency between the term of this Agreement and any preprinted terms of assignment that may appear on a Contract form.

                          (b) This Agreement  shall be governed by and construed
in accordance with the laws of the Commonwealth of Virginia.

                          (c) This Agreement shall be binding upon any successor
or assignee of CFAW or any successor or assignee of any significant portion of CFAW's business whether by stock purchase, asset transfer, joint venture, or otherwise.

                          (d) Each  obligation of CFAW hereunder which exists as
of the date that the Term expires shall survive such termination until each such obligation is performed or terminates as a matter of fact.

                          (e) For the purposes of this Agreement, any obligation
of CFAW shall be deemed to be an obligation of CFAW and any company controlled by, controlling or under common control with CFAW. WITNESS the following signatures:

                              CHARLIE FALK'S AUTO WHOLESALE
                              INCORPORATED


                              By:
                                 -----------------------------------


                              AUTOINFO FINANCE OF VIRGINIA,INC.


                              By:
                                 -----------------------------------


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

                                    EXHIBIT A

                                      Newco
                                 Credit Criteria
                                  October 1995

                            SECTION I - GENERAL TERMS

     Contracts financed by Newco must meet the following conditions:

1. Rate: All contracts must be written with a target interest rate of twenty-four (24%) percent. Newco will earn interest using the Rule of 78's as it relates to customer accounts.

2. Eligible: Newco will finance cars, vans, and trucks that are no older than eight model years and Warranty Contracts. Currently this includes 1988 and newer models.

3. Terms: The maximum term for the current model year and four prior years will be 48 months. Currently 1994 is one year old, 1993 is two years old, 1992 is three years old and 1991 is four years old. The maximum term for model years five years old or greater shall be 42 months.

4. Minimum Down Payment: The minimum down payment is 10% of the Cash Price of the vehicle, but not less than $500 (as reflected on line one of the Buyers Order Sheet). However, Newco may require an additional down payment depending upon the strength of the individual transaction.

            The Downpayment may consist of:

                 - Cash.

                 - Trade - Ins: Newco will use Black Book Used Car Market Guide or appraisal report (ACV), whichever is less, to determine the acceptable value for a trade-in. The appraisal report (ACV) must be realizable by CFAW.

                 - Downpayment Notes: With a term no longer than 90 days from sale of car and not to exceed $1,000.00.

5. Payment Due Date: A maximum of 45 days from Date of Contract is acceptable.

6. Casualty Insurance: Casualty insurance cannot be financed in the contract. The borrower must provide evidence of insurance coverage to Newco, Newco will accept a maximum of $250.00 comprehensive and collision deductible.

          The borrower must provide:

          1. A signed agreement to provide insurance and evidence of a pre-existing policy on which the new vehicle is to be added; or

          2. A signed agreement to provide insurance which lists: insurance company name, company agent, address, and phone number; and

          3. All casualty insurance will be verified prior to delivery of the vehicle.

          Vehicle must be covered by Physical Damage Insurance at the time of contract funding.

7. Warranty Contracts: Warranty Contracts are an approved product that can be financed in the contract. The maximum amount financed will be $690.00. If an approved Warranty Contract is written in the contract, the cost of that Warranty Contract will be deducted from the contract proceeds and forwarded to the Carrier unless the premium is verified by the Carrier as paid.

8. LA&H Insurance: LA&H Insurance is an approved product that can be financed in the contract. If LA&H is written in the contract, Newco will either deduct the Premium from the proceeds and forward the premium to the Carrier or directly verify with the Carrier that the premium has been paid.

9. Certificates of Ownership: Newco will hold the original titles to vehicles and immediately return them upon the account being paid off.

                                   SECTION II
                               BORROWERS' PROFILE

         Newco will consider potential borrowers including:
               1.  First Time Borrowers.
               2.  Military (Must be on allotment) (Officers no allotment).
               3.  Borrowers with some derogatory credit.
               4.  Borrowers with a prior bankruptcy.
               5.  Borrowers with a prior repossession and foreclosures.

Borrowers must meet the following minimum requirements:

1. Residence: Minimum one (1) year at residence or three (3) years in the area.

2. Employment: Minimum one (1) with employer or three (3) years employment history. Will consider the following exceptions:

               1. Recent college graduates.
               2. Transferees.
               3. Military.

3. Expense Ratio: Expense ratio must be 70% or less of verified take-home pay. There must be at least $300 in disposable income after the payment of the auto payment and family expenses.

   Include as expenses:

               1.   Anticipated auto payment.

               2.   Auto insurance.

               3.   Rent and utilities.

               4.   $150 for each adult dependent and $75 for each child.

               5. Bills on credit bureaus and other disclosed debts which have scheduled monthly payments. Payment on credit card balances are estimated at 5% of the account balance.


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

4. Minimum Take Home Pay:

                     Non-Military      Military        Unmarried Living
                     ------------      --------        ----------------
                                                         with Parent
                                                         -----------
Single Person           $900.00         $1,000             $800.00
Married Couple         $1,200.00        $1,300

     The borrowers car payment cannot exceed 25% of their combined take home pay with discretion used for first time borrowers and unmarried living at home.

5. Co-borrowers/Co-signers: For those who apply for joint credit or individual credit, with a co-signer, both borrowers and/or co-signer must sign the credit application and the sales contract.

          Co-signers are acceptable to offset weak credit characteristics, however, primary borrower must have sufficient income to service the loan being requested. Co-signers must have an established credit history in order to qualify as a co-signer.

          Co-signers must sign Federal co-signer letter if not spouse.

6. Credit History: (a) A borrower with prior negative credit may be considered if:

                     (i) Current delinquencies are justified.

                    (ii) Outstanding liens,  judgments and charge-offs are older than five (5) years and less than $500.

                    (iii)Medical and other  collections under $500 or older than
                         5 years which are currently in dispute will be excluded provided there is a reasonable explanation written and signed by the Buyer.

     * Justifiable exceptions will be considered and are defined as: an account where there has been a legitimate dispute or where there is evidence to indicate that the creditor is in error or it has been verified that customer has made and kept arrangements with creditor. When a borrower's profile does not strictly adhere to the Credit Criteria, Newco will require recourse to the dealer.


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                     (b) Prior Bankruptcies.

                     (i) Must be discharged.

                    (ii) No borrowers  currently in bankruptcy,  without trustee approval.

                    (iii)No  derogatory   credit  since  date  of  discharge  of
                         bankruptcy.

                     (c) Tax Liens.

                     Consideration will be given to applicant with State and/or Federal Tax Liens over $500; will require review and management sign off.

7. Military: Allotment is Mandatory (Officers excepted).

     A copy of the executed Allotment Authorization form and the first payment must accompany the contract package submitted for contract funding. (Borrower's check post-dated to the contractual payment date is acceptable).

8. Self-Employed: One of the major considerations in analyzing the credit profile of our borrowers is the stability of employment and the stability of the borrowers income.

     For self-employed the following information should be submitted with the credit application:

     A. Copy of last years business tax returns (full and completed returns including Schedule "C" or K-l's).

     B.   Copy of the Business License.

     C.   Income must be verifiable.


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